                    As filed with the Securities and Exchange
                         Commission on December 19, 2000
                                                           Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    -----------------------------------------

                           Hudson Valley Holding Corp.
             (Exact name of registrant as specified in its charter)


           New York                                            13-3148745
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)


                                21 Scarsdale Road
                             Yonkers, New York 10707
               (Address of principal executive offices) (Zip code)


                             1992 Stock Option Plan
                              (Full title of Plan)

                    -----------------------------------------

                                Stephen R. Brown
                           Hudson Valley Holding Corp.
                                21 Scarsdale Road
                             Yonkers, New York 10707
                     (Name and address of agent for service)
                                 (914) 961-6100
                (Telephone number, including area code, of agent)

                    -----------------------------------------

                           Copy to Bonnie J. Roe, Esq.
                             Day, Berry & Howard LLP
                              One Canterbury Green
                           Stamford, Connecticut 06901
                                 (203) 977-7300

                         Calculation of Registration Fee


--------------------------------------------------------------------------------------------------------------------
Title Of Securities To        Amount To Be         Maximum Offering       Maximum Aggregate           Amount Of
Be Registered                  Registered           Price Per Share         Offering Price      Registration Fee (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock               316,403 shares (1)            $20.33             $ 6,432,472.90            $3,960.00
par value, $.20 per        508,712 shares (2)            $16.17             $ 8,225,873.00
share                      ------------------                               --------------
                           825,115 shares                                   $14,658,345.90
--------------------------------------------------------------------------------------------------------------------

(1) Shares granted as stock options under the 1992 Stock Option Plan of Hudson Valley Holding Corp.
(2) Shares available for grant as stock options under the 1992 Stock Option Plan of Hudson Valley Holding Corp.
(3) Calculated in accordance with Rule 457(h) under the Securities Act of 1933 based on the average exercise price and the aggregate book value of the shares of common stock that may be acquired upon the exercise of options covered by this Registration Statement.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

                            1992 Stock Incentive Plan

         This Registration Statement on Form S-8 is filed for the purpose of registering shares of common stock, par value $.20 (the "Common Stock"), of Hudson Valley Holding Corp. (the "Company") to be issued upon exercise of options granted from time to time pursuant to the Company's 1992 Stock Option Plan (the "Plan"), to eligible employees of the Company. An aggregate of up to 825,115 shares of Common Stock may be issued upon the exercise of options granted pursuant to the Plan, subject to adjustment in case of stock dividends or changes in the Common Stock. The aggregate number of shares that may be issued under the Plan is subject to adjustment in the event of a stock dividend, stock split or similar change in the outstanding shares of Common Stock.

ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Company are incorporated by reference in this Registration Statement:

         (a) The Company's Registration Statement on Form 10-12G/A, filed with the Commission on September 29, 2000 (File No. 000-30525).

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2000.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8   EXHIBITS

         The following exhibits are incorporated herein by reference as indicated or filed herewith.

EXHIBIT NO.                DESCRIPTION

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby, including consent of such counsel.

10.4 Hudson Valley Holding Corp. 1992 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form 10-12G/A (File No. 000-30525)).

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Day, Berry & Howard LLP (See Exhibit 5).

ITEM 9   UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication to such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on December 18, 2000.

                               Hudson Valley Holding Corp.


                               By:    /s/ Stephen R. Brown
                                      -----------------------------------------
                               Name:  Stephen R. Brown
                               Title: Executive Vice President, Chief Operating
                                      Officer and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                TITLE                                  DATE
    /s/ John N. Finnerty                 President, Chief Executive Officer     December 7, 2000
------------------------------------     and Director
John N. Finnerty

    /s/ Stephen R. Brown                 Executive Vice President, Chief        December 7, 2000
------------------------------------     Operating Officer, Chief Financial
Stephen R. Brown                         Officer and Director

    /s/ James J. Landy                   Executive Vice President and           December 7, 2000
------------------------------------     Director
James J. Landy

    /s/ William E. Griffin               Director and Chairman of the Board     December 7, 2000
------------------------------------
William E. Griffin

    /s/ James M. Coogan                  Director and Secretary                 December 7, 2000
------------------------------------
James M. Coogan

    /s/ Gregory F. Holcombe              Director                               December 7, 2000
------------------------------------
Gregory F. Holcombe

    /s/ Angleo R. Martinelli             Director                               December 7, 2000
------------------------------------
Angelo R. Martinelli

    /s/ Ronald F. Poe                    Director                               December 7, 2000
------------------------------------
Ronald F. Poe

                                         Director
------------------------------------
John A. Pratt Jr.

    /s/ Cecile D. Singer                 Director                               December 7, 2000
------------------------------------
Cecile D. Singer

    /s/ Craig S. Thompson                Director                               December 7, 2000
------------------------------------
Craig S. Thompson

                                INDEX OF EXHIBITS


EXHIBIT                     DESCRIPTION OF EXHIBITS
NUMBER

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby, including consent of such counsel.

10.4 Hudson Valley Holding Corp. 1992 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form 10-12G/A (File No. 000-30525)).

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Day, Berry & Howard LLP (See Exhibit 5).